EXHIBIT 99.1

May 7, 2020

EOG Resources Reports First Quarter 2020 Results and Updates 2020 Plan in Response to Oil Market Downturn; Company Well-Positioned to Emerge Stronger in a Recovery

•	Reduced Full-Year 2020 Capital Plan by an Additional $1.0 Billion to $3.3 to $3.7 Billion, Representing a Total Reduction of 46% Compared with Original Plan

•	Target 2020 Well Cost Savings of 8%

•	Declared Unchanged Common Stock Dividend of $0.375 per Share, or $1.50 Indicated Annual Rate

•	First Quarter Crude Oil Production Within Target Range with Capital Expenditures 14% Below Target Midpoint

HOUSTON - (PR Newswire) - EOG Resources, Inc. (EOG) today reported first quarter 2020 net income of $10 million, or $0.02 per share, compared with first quarter 2019 net income of $635 million, or $1.10 per share.

Adjusted non-GAAP net income for the first quarter 2020 was $318 million, or $0.55 per share, compared with adjusted non-GAAP net income of $689 million, or $1.19 per share, for the same prior year period. Please refer to the attached tables for the reconciliation of non-GAAP measures to GAAP measures.

First Quarter 2020 Review
EOG continued to deliver strong operational and financial performance in the first quarter 2020 while responding to rapidly changing market conditions. The company moved quickly to reduce activity and capital expenditures. EOG also elected to defer production by delaying the startup of new wells and shutting in production from existing wells.

Crude oil production volumes in the first quarter 2020 were in line with the target range while capital expenditures were 14 percent below the target midpoint. Total company crude oil volumes of 483,300 barrels of oil per day (Bopd) grew 11 percent compared with the first quarter 2019, despite electing to delay the startup of some new wells in the quarter and the shut-in of approximately 8,000 Bopd in March. Natural gas liquids production increased 35 percent, supported by the increased recovery of ethane in natural gas processing operations. Natural gas volumes grew five percent, contributing to total company daily production growth of 13 percent.

Cash operating expenses declined by eight percent on a per-unit basis during the first quarter 2020 compared with the same prior year period. Lower per-unit lease and well and general and administrative costs contributed to the overall cost reduction.

Net cash provided by operating activities for the first quarter 2020 was $2.6 billion. EOG generated $1.7 billion of discretionary cash flow in the first quarter 2020. The company incurred total expenditures of $1.8 billion, including $1.7 billion of capital expenditures before acquisitions, non‐cash transactions and asset retirement costs. Please refer to the attached tables for the reconciliation of non-GAAP measures to GAAP measures.

“EOG is a resilient company. During the first quarter the company adjusted operations quickly to manage extreme commodity price volatility and the challenges from the COVID-19 pandemic,” said William R. “Bill” Thomas, Chairman and Chief Executive Officer. “These unprecedented market conditions have super-charged our unique culture to vigorously lower costs and generate innovative productivity gains that will make EOG a much better company as we emerge from this downturn. Our years of continuous improvement, disciplined high-return investments, free cash flow generation and focus on strengthening our balance sheet have positioned the company for sustainable success through commodity price cycles.”

Updated 2020 Capital Plan
EOG has further revised its full-year 2020 plan as a result of the significant decline and increased volatility of commodity prices. The goals of the plan are to generate high rates of return on capital investments, maintain EOG’s strong financial position and support the dividend. The revised plan retains funding for projects that support the long-term value of the company, including targeted infrastructure, exploration and environmental projects.

Exploration and development expenditures for 2020 are now expected to range from $3.3 billion to $3.7 billion, including facilities and gathering, processing and other expenditures, and excluding acquisitions, non‐cash transactions and asset retirement costs. This represents a reduction of $1.0 billion from the previous updated plan that was announced on March 16 and a reduction of $3.0 billion, or 46 percent, from the original plan at the start of the year.

EOG has moved quickly to reduce its operating activity. The company lowered its operated rig count from 36 rigs to eight rigs during the last six weeks, with an average of approximately six rigs expected for the remainder of 2020. EOG has identified over 4,500 net drilling locations - more than nine years of inventory at the 2020 activity pace - that are capable of generating strong rates of return at less than $30 WTI oil. The company plans to focus its 2020 activity on these high-return wells.

Driven by its innovative culture and decentralized organization, EOG is accelerating cost reductions and sustainable efficiency improvements across its operations. Targeted well costs are forecast to decline an average of eight percent compared with 2019 levels, including reductions of nine percent and seven percent, respectively, in EOG’s premier Delaware Basin and South Texas Eagle Ford operations.

EOG’s revised capital plan targets full-year 2020 crude oil production of approximately 390,000 Bopd, representing a decline of 15 percent compared with full-year 2019 levels. EOG currently plans to bring approximately 485 net wells onto production for the full-year 2020 compared with the original forecast of 800 net wells, with a focus on the Delaware Basin and South Texas Eagle Ford.

In order to generate higher rates of return, the company has elected to defer some of its production until oil prices recover. This includes delaying the startup of approximately 150 net new wells until the second half of 2020 and the shut-in of existing production. The net production volume associated with the shut-in of existing wells was approximately 8,000 Bopd in March, 24,000 Bopd in April and is estimated to be 125,000 Bopd in May and 100,000 Bopd in June, with an average of 40,000 Bopd for the full-year 2020.

“Our guiding principles in this environment remain consistent with EOG’s long-term strategy: to make returns-based decisions and spend within our means to protect our strong balance sheet. This is intended to preserve EOG’s business value and position the company to thrive in an upturn,” Thomas said.

“Over the last several years as we implemented our premium strategy, EOG significantly lowered its cost structure and strengthened its financial position, giving us a distinct advantage in the current environment. Our operational flexibility, favorable hedges and strong liquidity leave us well-positioned to respond to volatile market conditions. Since the end of the first quarter, we have further bolstered our liquidity by adjusting our hedge position and issuing new long-term debt to refinance bond maturities. Because we have acted decisively, we will be able to utilize these advantages as we navigate the downturn.”

“During these challenging times, our first priority is the health and safety of our employees and their families, our contractors and our communities. We are also committed to sustaining our unique culture, EOG’s most important asset. I am incredibly proud of our exceptional people, who have quickly adjusted to the new environment. Our employees are the foundation of the EOG culture. Thanks to their hard work and dedication, EOG is well-positioned to emerge even stronger in the recovery.”

Dividend
The board of directors declared a dividend of $0.375 per share on EOG’s Common Stock. The dividend will be payable July 31, 2020, to stockholders of record as of July 17, 2020. The indicated annual rate is $1.50 per share.

Financial Review
At March 31, 2020, EOG’s total debt outstanding was $5.2 billion for a debt-to-total capitalization ratio of 20 percent. Considering $2.9 billion of cash on the balance sheet at the end of the first quarter, EOG’s net debt was $2.3 billion for a net debt-to-total capitalization ratio of 10 percent. EOG’s liquidity is further enhanced by $2.0 billion of availability under its senior unsecured revolving credit agreement as of March 31, 2020. For a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.

Subsequent to the end of the first quarter, on April 1, 2020, EOG repaid, with cash on hand, the $500 million aggregate principal amount of its 2.45% Senior Notes due 2020 that matured on that date. In addition, on April 14, 2020, EOG closed its sale of $750 million aggregate principal amount of its 4.375% Senior Notes due 2030 and $750 million aggregate principal amount of its 4.950% Senior Notes due 2050. EOG received aggregate net proceeds from the sale, after deducting underwriting discounts and estimated offering expenses, of approximately $1.48 billion.

First Quarter 2020 Results Webcast
Friday, May 8, 2020, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG’s website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States, Trinidad, and China. To learn more visit www.eogresources.com.

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884

Media and Investor Contact
Kimberly Ehmer 713-571-4676

Source: EOG Resources, Inc.
Category: Earnings

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, capital expenditures, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," “aims,” "goal," "may," "will," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns, replace or increase drilling locations, reduce or otherwise control operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness or pay and/or increase dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Furthermore, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow or discretionary cash flow, and certain related estimates regarding future performance, results and financial position. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in working capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures. Management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG’s forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG’s actual results may differ materially from such measures and estimates. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•
the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion, operating and capital costs related to, and (iv) maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•
security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation and refining facilities;

•
the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; climate change and other environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and drilling, completing and operating costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water and tubulars) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression, storage and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	the duration and economic and financial impact of epidemics, pandemics or other public health issues, including the COVID-19 pandemic;

•
geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts; and

•
the other factors described under ITEM 1A, Risk Factors, on pages 13 through 23 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves, “resource potential” and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

EOG RESOURCES, INC. Financial Report (Unaudited; in millions, except per share data)

	Three Months Ended
	March 31,
	2020	2019

Operating Revenues and Other	$4,717.7	$4,058.6
Net Income	$9.8	$635.4
Net Income Per Share
Basic	$0.02	$1.10
Diluted	$0.02	$1.10
Average Number of Common Shares
Basic	578.5	577.2
Diluted	580.3	580.2

Summary Income Statements (Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Operating Revenues and Other
Crude Oil and Condensate	$2,065,498	$2,200,403
Natural Gas Liquids	160,535	218,638
Natural Gas	209,764	334,972
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	1,205,773	(20,580)
Gathering, Processing and Marketing	1,038,646	1,285,654
Gains (Losses) on Asset Dispositions, Net	16,460	(3,836)
Other, Net	21,016	43,391
Total	4,717,692	4,058,642
Operating Expenses
Lease and Well	329,659	336,291
Transportation Costs	208,296	176,522
Gathering and Processing Costs	128,482	111,295
Exploration Costs	39,677	36,324
Dry Hole Costs	372	94
Impairments	1,572,935	72,356
Marketing Costs	1,108,993	1,270,057
Depreciation, Depletion and Amortization	1,000,060	879,595
General and Administrative	114,273	106,672
Taxes Other Than Income	157,360	192,906
Total	4,660,107	3,182,112

Operating Income	57,585	876,530

Other Income, Net	18,108	5,612

Income Before Interest Expense and Income Taxes	75,693	882,142

Interest Expense, Net	44,690	54,906

Income Before Income Taxes	31,003	827,236

Income Tax Provision	21,190	191,810

Net Income	$9,813	$635,426

Dividends Declared per Common Share	$0.3750	$0.2200

EOG RESOURCES, INC. Operating Highlights (Unaudited)

	Three Months Ended
	March 31,
	2020	2019	% Change
Wellhead Volumes and Prices
Crude Oil and Condensate Volumes (MBbld) (A)
United States	482.7	435.1	11%
Trinidad	0.5	0.7	-29%
Other International (B)	0.1	0.1	0%
Total	483.3	435.9	11%

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$46.97	$56.11	-16%
Trinidad	34.93	43.68	-20%
Other International (B)	57.51	60.13	-4%
Composite	46.96	56.09	-16%

Natural Gas Liquids Volumes (MBbld) (A)
United States	161.3	119.8	35%
Other International (B)	—	—
Total	161.3	119.8	35%

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$10.94	$20.28	-46%
Other International (B)	—	—
Composite	10.94	20.28	-46%

Natural Gas Volumes (MMcfd) (A)
United States	1,139	1,003	14%
Trinidad	201	267	-25%
Other International (B)	38	38	0%
Total	1,378	1,308	5%

Average Natural Gas Prices ($/Mcf) (C)
United States	$1.50	$2.77	-46%
Trinidad	2.17	2.91	-26%
Other International (B)	4.32	4.37	-1%
Composite	1.67	2.85	-41%

Crude Oil Equivalent Volumes (MBoed) (D)
United States	833.8	722.0	15%
Trinidad	34.0	45.1	-25%
Other International (B)	6.3	6.5	-3%
Total	874.1	773.6	13%

Total MMBoe (D)	79.5	69.6	14%

(A)	Thousand barrels per day or million cubic feet per day, as applicable.

(B)	Other International includes EOG's China and Canada operations.

(C)
Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments (see Note 12 to the Consolidated Financial Statements in EOG's Annual Report on Form 10-K for the year ended December 31, 2019).

(D)
Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC. Summary Balance Sheets (Unaudited; in thousands, except share data)

	March 31,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and Cash Equivalents	$2,906,852	$2,027,972
Accounts Receivable, Net	1,449,637	2,001,658
Inventories	662,398	767,297
Assets from Price Risk Management Activities	932,928	1,299
Income Taxes Receivable	309,328	151,665
Other	229,906	323,448
Total	6,491,049	5,273,339

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	64,046,355	62,830,415
Other Property, Plant and Equipment	4,648,834	4,472,246
Total Property, Plant and Equipment	68,695,189	67,302,661
Less: Accumulated Depreciation, Depletion and Amortization	(39,001,135)	(36,938,066)
Total Property, Plant and Equipment, Net	29,694,054	30,364,595
Deferred Income Taxes	2,558	2,363
Other Assets	1,446,423	1,484,311
Total Assets	$37,634,084	$37,124,608

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$2,892,320	$2,429,127
Accrued Taxes Payable	200,240	254,850
Dividends Payable	216,933	166,273
Liabilities from Price Risk Management Activities	—	20,194
Current Portion of Long-Term Debt	519,017	1,014,524
Current Portion of Operating Lease Liabilities	322,367	369,365
Other	154,134	232,655
Total	4,305,011	4,486,988

Long-Term Debt	4,703,152	4,160,919
Other Liabilities	2,064,175	1,789,884
Deferred Income Taxes	5,091,071	5,046,101
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 1,280,000,000 Shares Authorized and 582,356,329 Shares Issued at March 31, 2020 and 582,213,016 Shares Issued at December 31, 2019	205,824	205,822
Additional Paid in Capital	5,852,821	5,817,475
Accumulated Other Comprehensive Loss	(3,305)	(4,652)
Retained Earnings	15,440,142	15,648,604
Common Stock Held in Treasury, 319,162 Shares at March 31, 2020 and 298,820 Shares at December 31, 2019	(24,807)	(26,533)
Total Stockholders' Equity	21,470,675	21,640,716
Total Liabilities and Stockholders' Equity	$37,634,084	$37,124,608

EOG RESOURCES, INC. Summary Statements of Cash Flows (Unaudited; in thousands)
	Three Months Ended
	March 31,
	2020	2019
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$9,813	$635,426
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	1,000,060	879,595
Impairments	1,572,935	72,356
Stock-Based Compensation Expenses	40,072	39,087
Deferred Income Taxes	44,774	106,324
(Gains) Losses on Asset Dispositions, Net	(16,460)	3,836
Other, Net	(8,815)	2,952
Dry Hole Costs	372	94
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	(1,205,773)	20,580
Net Cash Received from Settlements of Commodity Derivative Contracts	84,373	20,846
Other, Net	(355)	976
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	722,163	(308,996)
Inventories	102,670	(18,979)
Accounts Payable	433,558	194,082
Accrued Taxes Payable	(54,605)	114,998
Other Assets	58,296	(6,935)
Other Liabilities	(66,078)	(54,092)
Changes in Components of Working Capital Associated with Investing Activities	(132,082)	(94,381)
Net Cash Provided by Operating Activities	2,584,918	1,607,769

Investing Cash Flows
Additions to Oil and Gas Properties	(1,566,051)	(1,939,473)
Additions to Other Property, Plant and Equipment	(122,775)	(60,963)
Proceeds from Sales of Assets	25,801	15,049
Changes in Components of Working Capital Associated with Investing Activities	132,082	94,381
Net Cash Used in Investing Activities	(1,530,943)	(1,891,006)

Financing Cash Flows
Dividends Paid	(167,058)	(127,546)
Treasury Stock Purchased	(4,655)	(6,248)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	66	403
Repayment of Finance Lease Liabilities	(3,621)	(3,190)
Net Cash Used in Financing Activities	(175,268)	(136,581)

Effect of Exchange Rate Changes on Cash	173	(6)

Increase (Decrease) in Cash and Cash Equivalents	878,880	(419,824)
Cash and Cash Equivalents at Beginning of Period	2,027,972	1,555,634
Cash and Cash Equivalents at End of Period	$2,906,852	$1,135,810

EOG RESOURCES, INC. Reconciliation of Adjusted Net Income (Unaudited; in thousands, except per share data)

The following chart adjusts the three-month periods ended March 31, 2020 and 2019 reported Net Income (GAAP) to reflect actual net cash received from settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions in 2020 and 2019 and to add back impairment charges related to certain of EOG's assets in 2020 and 2019. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended				Three Months Ended
	March 31, 2020				March 31, 2019

	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Reported Net Income (GAAP)	$31,003	$(21,190)	$9,813	$0.02	$827,236	$(191,810)	$635,426	$1.10
Adjustments:
(Gains) Losses on Mark-to-Market Commodity Derivative Contracts	(1,205,773)	264,643	(941,130)	(1.62)	20,580	(4,533)	16,047	0.02
Net Cash Received from Settlements of Commodity Derivative Contracts	84,373	(18,518)	65,855	0.11	20,846	(4,592)	16,254	0.03
Add: (Gains) Losses on Asset Dispositions, Net	(16,460)	3,613	(12,847)	(0.02)	3,836	(736)	3,100	0.01
Add: Impairments	1,516,316	(319,973)	1,196,343	2.06	23,745	(5,230)	18,515	0.03
Adjustments to Net Income	378,456	(70,235)	308,221	0.53	69,007	(15,091)	53,916	0.09

Adjusted Net Income (Non-GAAP)	$409,459	$(91,425)	$318,034	$0.55	$896,243	$(206,901)	$689,342	$1.19

Average Number of Common Shares (GAAP)
Basic				578,462				577,207
Diluted				580,283				580,222

EOG RESOURCES, INC. Reconciliation of Discretionary Cash Flow (Unaudited; in thousands) Calculation of Free Cash Flow (Unaudited; in thousands)

The following chart reconciles the three-month periods ended March 31, 2020 and 2019 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Other Non-Current Income Taxes - Net Receivable, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing Activities. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures (before acquisitions) incurred (Non-GAAP) during such period, as is illustrated below for the three months ended March 31, 2020 and 2019. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended
	March 31,
	2020	2019

Net Cash Provided by Operating Activities (GAAP)	$2,584,918	$1,607,769

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	32,482	29,787
Other Non-Current Income Taxes - Net Receivable	112,704	102,918
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(722,163)	308,996
Inventories	(102,670)	18,979
Accounts Payable	(433,558)	(194,082)
Accrued Taxes Payable	54,605	(114,998)
Other Assets	(58,296)	6,935
Other Liabilities	66,078	54,092
Changes in Components of Working Capital Associated with Investing Activities	132,082	94,381

Discretionary Cash Flow (Non-GAAP)	$1,666,182	$1,914,777

Discretionary Cash Flow (Non-GAAP) - Percentage Decrease	-13%

Discretionary Cash Flow (Non-GAAP)	$1,666,182	$1,914,777
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(1,684,720)	(1,732,476)
Free Cash Flow (Non-GAAP) (b)	$(18,538)	$182,301

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the three-month periods ended March 31, 2020 and 2019:

Total Expenditures (GAAP)	$1,825,778	$2,101,919
Less:
Asset Retirement Costs	(19,608)	(5,156)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	—
Non-Cash Acquisition Costs of Unproved Properties	(24,488)	(43,481)
Non-Cash Finance Leases	(48,958)	—
Acquisition Costs of Proved Properties	(48,004)	(320,806)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	$1,684,720	$1,732,476

(b) To better align the presentation of free cash flow for comparative purposes within the industry, free cash flow has been updated to exclude dividends paid (GAAP) as a reconciling item for the three-month period ending March 31, 2020. The comparative prior period has been revised for this change in presentation.

Maintenance Capital Expenditures

The capital expenditures required to fund drilling and infrastructure requirements to keep U.S. oil production in 2021 flat relative to anticipated 4Q 2020 U.S. oil production.

EOG RESOURCES, INC. Reconciliation of Discretionary Cash Flow (Unaudited; in thousands) Calculation of Free Cash Flow (Unaudited; in thousands)

The following chart reconciles the twelve-month periods ended December 31, 2019, 2018 and 2017 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Other Non-Current Income Taxes - Net (Payable) Receivable, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures (before acquisitions) incurred (Non-GAAP) during such period, as is illustrated below for the twelve months ended December 31, 2019, 2018 and 2017. EOG management uses this information for comparative purposes within the industry.

	Twelve Months Ended
	December 31,
	2019	2018	2017

Net Cash Provided by Operating Activities (GAAP)	$8,163,180	$7,768,608	$4,265,336

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	113,733	123,986	122,688
Other Non-Current Income Taxes - Net (Payable) Receivable	238,711	148,993	(513,404)
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	91,792	368,180	392,131
Inventories	(90,284)	395,408	174,548
Accounts Payable	(168,539)	(439,347)	(324,192)
Accrued Taxes Payable	(40,122)	92,461	63,937
Other Assets	(358,001)	125,435	658,609
Other Liabilities	56,619	(10,949)	89,871
Changes in Components of Working Capital Associated with Investing and Financing Activities	115,061	(301,083)	(89,992)

Discretionary Cash Flow (Non-GAAP)	$8,122,150	$8,271,692	$4,839,532

Discretionary Cash Flow (Non-GAAP) - Percentage Increase/Decrease	-2%	71%

Discretionary Cash Flow (Non-GAAP)	$8,122,150	$8,271,692	$4,839,532
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(6,234,454)	(6,172,950)	(4,228,859)
Free Cash Flow (Non-GAAP) (b)	$1,887,696	$2,098,742	$610,673

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve-month periods ended December 31, 2019, 2019, 2017:

Total Expenditures (GAAP)	$6,900,450	$6,706,359	$4,612,746
Less:
Asset Retirement Costs	(186,088)	(69,699)	(55,592)
Non-Cash Expenditures of Other Property, Plant and Equipment	(2,266)	(49,484)	—
Non-Cash Acquisition Costs of Unproved Properties	(97,704)	(290,542)	(255,711)
Acquisition Costs of Proved Properties	(379,938)	(123,684)	(72,584)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	$6,234,454	$6,172,950	$4,228,859

(b) To better align the presentation of free cash flow for comparative purposes within the industry, free cash flow has been updated to exclude dividends paid (GAAP) as a reconciling item for the twelve-month period ending December 31, 2019. Comparative prior periods presented herein have been revised for this change in presentation.

EOG RESOURCES, INC. Reconciliation of Discretionary Cash Flow (Unaudited; in thousands) Calculation of Free Cash Flow (Unaudited; in thousands)

The following chart reconciles the twelve-month periods ended December 31, 2014, 2013 and 2012 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Excess Tax Benefits from Stock-Based Conmpensation, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures (before acquisitions) incurred (Non-GAAP) during such period, as is illustrated below for the twelve months ended December 31, 2014, 2013 and 2012. EOG management uses this information for comparative purposes within the industry.

	Twelve Months Ended
	December 31,
	2014	2013	2012

Net Cash Provided by Operating Activities (GAAP)	$8,649,155	$7,329,414	$5,236,777

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	157,453	134,531	159,182
Excess Tax Benefits from Stock-Based Compensation	99,459	55,831	67,035
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(84,982)	23,613	178,683
Inventories	161,958	(53,402)	156,762
Accounts Payable	(543,630)	(178,701)	17,150
Accrued Taxes Payable	(16,486)	(75,142)	(78,094)
Other Assets	14,448	109,567	118,520
Other Liabilities	(75,420)	20,382	(36,114)
Changes in Components of Working Capital Associated with Investing and Financing Activities	103,414	51,361	(74,158)

Discretionary Cash Flow (Non-GAAP)	$8,465,369	$7,417,454	$5,745,743

Discretionary Cash Flow (Non-GAAP) - Percentage Increase	14%	29%

Discretionary Cash Flow (Non-GAAP)	$8,465,369	$7,417,454	$5,745,743
Less:
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) (a)	(8,292,090)	(7,101,791)	(7,539,994)
Free Cash Flow (Non-GAAP) (b)	$173,279	$315,663	$(1,794,251)

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve-month periods ended December 31, 2014, 2013 and 2012:

Total Expenditures (GAAP)	$8,631,906	$7,361,457	$7,753,828
Less:
Asset Retirement Costs	(195,630)	(134,445)	(126,987)
Non-Cash Expenditures of Other Property, Plant and Equipment	—	—	(65,791)
Non-Cash Acquisition Costs of Unproved Properties	(5,085)	(5,007)	(20,317)
Acquisition Costs of Proved Properties	(139,101)	(120,214)	(739)
Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	$8,292,090	$7,101,791	$7,539,994

(b) To better align the presentation of free cash flow for comparative purposes within the industry, free cash flow has been updated to exclude dividends paid (GAAP) as a reconciling item. Comparative prior periods presented herein have been revised for this change in presentation.

EOG RESOURCES, INC. Total Expenditures (Unaudited; in millions)

	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
	2020	2019	2019	2018	2017

Exploration and Development Drilling	$1,313	$1,402	$4,951	$4,935	$3,132
Facilities	179	164	629	625	575
Leasehold Acquisitions	45	107	276	488	427
Property Acquisitions	48	321	380	124	73
Capitalized Interest	9	7	38	24	27
Subtotal	1,594	2,001	6,274	6,196	4,234
Exploration Costs	40	36	140	149	145
Dry Hole Costs	—	—	28	5	5
Exploration and Development Expenditures	1,634	2,037	6,442	6,350	4,384
Asset Retirement Costs	20	4	186	70	56
Total Exploration and Development Expenditures	1,654	2,041	6,628	6,420	4,440
Other Property, Plant and Equipment	172	61	272	286	173
Total Expenditures	$1,826	$2,102	$6,900	$6,706	$4,613

EOG RESOURCES, INC. Reconciliation of Adjusted EBITDAX (Unaudited; in thousands)

The following chart adjusts the three-month periods ended March 31, 2020 and 2019 reported Net Income (GAAP) to Earnings Before Interest Expense (Net), Income Taxes (Income Tax Provision), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual net cash received from settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (MTM) (gains) losses from these transactions and to eliminate the (gains) losses on asset dispositions (Net). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Net Income (GAAP) to add back Interest Expense (Net), Income Taxes (Income Tax Provision), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended
	March 31,
	2020	2019

Net Income (GAAP)	$9,813	$635,426

Adjustments:
Interest Expense, Net	44,690	54,906
Income Tax Provision	21,190	191,810
Depreciation, Depletion and Amortization	1,000,060	879,595
Exploration Costs	39,677	36,324
Dry Hole Costs	372	94
Impairments	1,572,935	72,356
EBITDAX (Non-GAAP)	2,688,737	1,870,511
Total (Gains) Losses on MTM Commodity Derivative Contracts	(1,205,773)	20,580
Net Cash Received from Settlements of Commodity Derivative Contracts	84,373	20,846
(Gains) Losses on Asset Dispositions, Net	(16,460)	3,836

Adjusted EBITDAX (Non-GAAP)	$1,550,877	$1,915,773

Adjusted EBITDAX (Non-GAAP) - Percentage Decrease	-19%

EOG RESOURCES, INC. Reconciliation of Net Debt and Total Capitalization Calculation of Net Debt-to-Total Capitalization Ratio (Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At March 31, 2020	At December 31, 2019	At September 30, 2019	At June 30, 2019	At March 31, 2019

Total Stockholders' Equity - (a)	$21,471	$21,641	$21,124	$20,630	$19,904

Current and Long-Term Debt (GAAP) - (b)	5,222	5,175	5,177	5,179	6,081
Less: Cash	(2,907)	(2,028)	(1,583)	(1,160)	(1,136)
Net Debt (Non-GAAP) - (c)	2,315	3,147	3,594	4,019	4,945

Total Capitalization (GAAP) - (a) + (b)	$26,693	$26,816	$26,301	$25,809	$25,985

Total Capitalization (Non-GAAP) - (a) + (c)	$23,786	$24,788	$24,718	$24,649	$24,849

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	20%	19%	20%	20%	23%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	10%	13%	15%	16%	20%

EOG RESOURCES, INC. Reconciliation of Net Debt and Total Capitalization Calculation of Net Debt-to-Total Capitalization Ratio (Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At December 31, 2018	At September 30, 2018	At June 30, 2018	At March 31, 2018

Total Stockholders' Equity - (a)	$19,364	$18,538	$17,452	$16,841

Current and Long-Term Debt (GAAP) - (b)	6,083	6,435	6,435	6,435
Less: Cash	(1,556)	(1,274)	(1,008)	(816)
Net Debt (Non-GAAP) - (c)	4,527	5,161	5,427	5,619

Total Capitalization (GAAP) - (a) + (b)	$25,447	$24,973	$23,887	$23,276

Total Capitalization (Non-GAAP) - (a) + (c)	$23,891	$23,699	$22,879	$22,460

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	24%	26%	27%	28%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	19%	22%	24%	25%

EOG RESOURCES, INC. Reconciliation of Net Debt and Total Capitalization Calculation of Net Debt-to-Total Capitalization Ratio (Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At December 31, 2017	At September 30, 2017	At June 30, 2017	At March 31, 2017

Total Stockholders' Equity - (a)	$16,283	$13,922	$13,902	$13,928

Current and Long-Term Debt (GAAP) - (b)	6,387	6,387	6,987	6,987
Less: Cash	(834)	(846)	(1,649)	(1,547)
Net Debt (Non-GAAP) - (c)	5,553	5,541	5,338	5,440

Total Capitalization (GAAP) - (a) + (b)	$22,670	$20,309	$20,889	$20,915

Total Capitalization (Non-GAAP) - (a) + (c)	$21,836	$19,463	$19,240	$19,368

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	28%	31%	33%	33%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	25%	28%	28%	28%

EOG RESOURCES, INC. Reconciliation of Net Debt and Total Capitalization Calculation of Net Debt-to-Total Capitalization Ratio (Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At December 31, 2016	At September 30, 2016	At June 30, 2016	At March 31, 2016	At December 31, 2015

Total Stockholders' Equity - (a)	$13,982	$11,798	$12,057	$12,405	$12,943

Current and Long-Term Debt (GAAP) - (b)	6,986	6,986	6,986	6,986	6,660
Less: Cash	(1,600)	(1,049)	(780)	(668)	(719)
Net Debt (Non-GAAP) - (c)	5,386	5,937	6,206	6,318	5,941

Total Capitalization (GAAP) - (a) + (b)	$20,968	$18,784	$19,043	$19,391	$19,603

Total Capitalization (Non-GAAP) - (a) + (c)	$19,368	$17,735	$18,263	$18,723	$18,884

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	33%	37%	37%	36%	34%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	28%	33%	34%	34%	31%

EOG RESOURCES, INC.
Reconciliation of Total Exploration and Development Expenditures
For Drilling Only and Total Exploration and Development Expenditures
Calculation of Reserve Replacement Costs ($ / BOE)
(Unaudited; in millions, except ratio data)

The following chart reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures.

	2019	2018	2017	2016	2015	2014

Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,628.2	$6,419.7	$4,439.4	$6,445.2	$4,928.3	$7,904.8
Less: Asset Retirement Costs	(186.1)	(69.7)	(55.6)	19.9	(53.5)	(195.6)
Non-Cash Acquisition Costs of Unproved Properties	(97.7)	(290.5)	(255.7)	(3,101.8)	—	—
Acquisition Costs of Proved Properties	(379.9)	(123.7)	(72.6)	(749.0)	(480.6)	(139.1)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	$5,964.5	$5,935.8	$4,055.5	$2,614.3	$4,394.2	$7,570.1

Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,628.2	$6,419.7	$4,439.4	$6,445.2	$4,928.3	$7,904.8
Less: Asset Retirement Costs	(186.1)	(69.7)	(55.6)	19.9	(53.5)	(195.6)
Non-Cash Acquisition Costs of Unproved Properties	(97.7)	(290.5)	(255.7)	(3,101.8)	—	—
Non-Cash Acquisition Costs of Proved Properties	(52.3)	(70.9)	(26.2)	(732.3)	—	—
Total Exploration and Development Expenditures (Non-GAAP) - (b)	$6,292.1	$5,988.6	$4,101.9	$2,631.0	$4,874.8	$7,709.2

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(59.7)	34.8	154.0	(100.7)	(573.8)	52.2
Revisions Other Than Price	(0.3)	(39.5)	48.0	252.9	107.2	48.4
Purchases in Place	16.8	11.6	2.3	42.3	56.2	14.4
Extensions, Discoveries and Other Additions - (d)	750.0	669.7	420.8	209.0	245.9	519.2
Total Proved Reserve Additions - (e)	706.8	676.6	625.1	403.5	(164.5)	634.2
Sales in Place	(4.6)	(10.8)	(20.7)	(167.6)	(3.5)	(36.3)
Net Proved Reserve Additions From All Sources	702.2	665.8	604.4	235.9	(168.0)	597.9

Production	300.9	265.0	224.4	207.1	211.2	219.1

RESERVE REPLACEMENT COSTS ($ / Boe)
Total Drilling, Before Revisions - (a / d)	$7.95	$8.86	$9.64	$12.51	$17.87	$14.58
All-in Total, Net of Revisions - (b / e)	$8.90	$8.85	$6.56	$6.52	$(29.63)	$12.16
All-in Total, Excluding Revisions Due to Price - (b / ( e - c))	$8.21	$9.33	$8.71	$5.22	$11.91	$13.25

EOG RESOURCES, INC.
Crude Oil, NGLs and Natural Gas Financial Commodity
Derivative Contracts

EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method.

Prices received by EOG for its crude oil production generally vary from NYMEX WTI prices due to adjustments for delivery location (basis) and other factors. EOG has entered into crude oil basis swap contracts in order to fix the differential between Intercontinental Exchange (ICE) Brent pricing and pricing in Cushing, Oklahoma (ICE Brent Differential). Presented below is a comprehensive summary of EOG's ICE Brent Differential basis swap contracts through May 5, 2020. The weighted average price differential expressed in $/Bbl represents the amount of addition to Cushing, Oklahoma, prices for the notional volumes expressed in Bbld covered by the basis swap contracts.

ICE Brent Differential Basis Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)

2020
May 2020	10,000	$4.92

EOG has also entered into crude oil basis swap contracts in order to fix the differential between pricing in Houston, Texas, and Cushing, Oklahoma (Houston Differential). Presented below is a comprehensive summary of EOG's Houston Differential basis swap contracts through May 5, 2020. The weighted average price differential expressed in $/Bbl represents the amount of addition to Cushing, Oklahoma, prices for the notional volumes expressed in Bbld covered by the basis swap contracts.

Houston Differential Basis Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)

2020
May 2020 (closed)	10,000	$1.55

EOG has also entered into crude oil swaps to fix the differential in pricing between the NYMEX calendar month average and the physical crude oil delivery month (Roll Differential). Presented below is a comprehensive summary of EOG's Roll Differential swap contracts through May 5, 2020. The weighted average price differential expressed in $/Bbl represents the amount of net addition (reduction) to delivery month prices for the notional volumes expressed in Bbld covered by the swap contracts.

Roll Differential Swap Contracts
	Volume (Bbld)	Weighted Average Price Differential ($/Bbl)

2020
February 1, 2020 through May 31, 2020 (closed)	10,000	$0.70
June 2020	10,000	0.70
July 1, 2020 through September 30, 2020	110,000	(1.16)
October 1, 2020 through December 31, 2020	93,000	(1.16)

In May 2020, EOG entered into crude oil Roll Differential contracts for the period from October 1, 2020 through December 31, 2020, with notional volumes of 17,000 Bbld at a weighted average price differential of $(1.01) per Bbl. These contracts partially offset certain outstanding Roll Differential contracts for the same time period with notional volumes of 17,000 Bbld at a weighted average price differential of $(1.16) per Bbl. EOG expects to pay net cash of $0.2 million for the settlement of these contracts. The offsetting contracts were excluded from the above table.

Presented below is a comprehensive summary of EOG's crude oil NYMEX WTI price swap contracts through May 5, 2020, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil NYMEX WTI Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)

2020
January 1, 2020 through March 31, 2020 (closed)	200,000	$59.33
April 2020 (closed)	265,000	51.36
May 1, 2020 through June 30, 2020	265,000	51.36
July 2020	254,000	42.36
August 1, 2020 through September 30, 2020	154,000	50.42

In April and May 2020, EOG entered into crude oil NYMEX WTI price swap contracts for the period from October 1, 2020 through December 31, 2020, with notional volumes of 47,000 Bbld at a weighted average price of $30.04 per Bbl. These contracts offset the remaining NYMEX WTI price swap contracts for the same time period with notional volumes of 47,000 Bbld at a weighted average price of $31.00 per Bbl. EOG expects to receive net cash of $4.1 million for the settlement of these contracts. The offsetting contracts were excluded from the above table.

Presented below is a comprehensive summary of EOG's crude oil ICE Brent price swap contracts through May 5, 2020, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil ICE Brent Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)

2020
April 2020 (closed)	75,000	$25.66
May 2020	35,000	26.53

Presented below is a comprehensive summary of EOG's Mont Belvieu propane (non-TET) financial price swap contracts (Mont Belvieu Propane Price Swap Contracts) through May 5, 2020, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Mont Belvieu Propane Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)

2020
January 1, 2020 through February 29, 2020 (closed)	4,000	$21.34
March 1, 2020 through April 30, 2020 (closed)	25,000	17.92
May 1, 2020 through December 31, 2020	7,000	17.92

In April and May 2020, EOG entered into Mont Belvieu Propane Price Swap Contracts for the period from May 1, 2020 through December 31, 2020, with notional volumes of 18,000 Bbld at a weighted average price of $15.68 per Bbl. These contracts partially offset certain outstanding Mont Belvieu Propane Price Swap Contracts for the same time period with notional volumes of 18,000 Bbld at a weighted average price of $17.92 per Bbl. EOG expects to receive net cash of $9.9 million for the settlement of these contracts. The offsetting contracts were excluded from the above table.

Presented below is a comprehensive summary of EOG's natural gas price swap contracts through May 5, 2020, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Price Swap Contracts
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)

2021
January 1, 2021 through December 31, 2021	50,000	$2.75

EOG has entered into natural gas collar contracts, which establish ceiling and floor prices for the sale of notional volumes of natural gas as specified in the collar contracts. The collars require that EOG pay the difference between the ceiling price and the NYMEX Henry Hub natural gas price for the contract month (Henry Hub Index Price) in the event the Henry Hub Index Price is above the ceiling price. The collars grant EOG the right to receive the difference between the floor price and the Henry Hub Index Price in the event the Henry Hub Index Price is below the floor price. On March 24, 2020, EOG executed the early termination provision granting EOG the right to terminate certain 2020 natural gas collar contracts with notional volumes of 250,000 MMBtud at a weighted average ceiling price of $2.50 per MMBtu and a weighted average floor price of $2.00 per MMBtu for the period April 1, 2020 through July 31, 2020. The net cash EOG received for settling these contracts was $7.8 million. Presented below is a comprehensive summary of EOG's natural gas collar contracts through May 5, 2020, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Collar Contracts
		Weighted Average Price ($/MMBtu)
	Volume (MMBtud)	Ceiling Price	Floor Price

2020
April 1, 2020 through July 31, 2020 (closed)	250,000	$2.50	$2.00

On April 14, 2020, EOG entered into natural gas collar contracts for the period August 1, 2020 through October 31, 2020, with notional volumes of 250,000 MMBtud at a ceiling price of $2.50 per MMBtu and a floor price of $2.00 per MMBtu. These contracts offset the remaining natural gas collar contracts for the same time period with notional volumes of 250,000 MMBtud at a ceiling price of $2.50 per MMBtu and a floor price of $2.00 per MMBtu. EOG expects to receive net cash of $1.1 million for the settlement of these contracts. The offsetting contracts were excluded from the above table.

Prices received by EOG for its natural gas production generally vary from NYMEX Henry Hub prices due to adjustments for delivery location (basis) and other factors. EOG has entered into natural gas basis swap contracts in order to fix the differential between pricing in the Rocky Mountain area and NYMEX Henry Hub prices (Rockies Differential). Presented below is a comprehensive summary of EOG's Rockies Differential basis swap contracts through May 5, 2020. The weighted average price differential expressed in $/MMBtu represents the amount of reduction to NYMEX Henry Hub prices for the notional volumes expressed in MMBtud covered by the basis swap contracts.

Rockies Differential Basis Swap Contracts
	Volume (MMBtud)	Weighted Average Price Differential ($/MMBtu)

2020
January 1, 2020 through May 31, 2020 (closed)	30,000	$0.55
June 1, 2020 through December 31, 2020	30,000	0.55

EOG has also entered into natural gas basis swap contracts in order to fix the differential between pricing at the Houston Ship Channel (HSC) and NYMEX Henry Hub prices (HSC Differential). On March 27, 2020, EOG executed the early termination provision granting EOG the right to terminate certain 2020 HSC Differential basis swaps with notional volumes of 60,000 MMBtud at a weighted average price differential of $0.05 per MMBtu for the period April 1, 2020 through December 31, 2020. The net cash EOG paid for settling these contracts was $0.4 million. Presented below is a comprehensive summary of EOG's HSC Differential basis swap contracts through May 5, 2020. The weighted average price differential expressed in $/MMBtu represents the amount of reduction to NYMEX Henry Hub prices for the notional volumes expressed in MMBtud covered by the basis swap contracts.

HSC Differential Basis Swap Contracts
	Volume (MMBtud)	Weighted Average Price Differential ($/MMBtu)

2020
January 1, 2020 through December 31, 2020 (closed)	60,000	$0.05

EOG has also entered into natural gas basis swap contracts in order to fix the differential between pricing at the Waha Hub in West Texas and NYMEX Henry Hub prices (Waha Differential). Presented below is a comprehensive summary of EOG's Waha Differential basis swap contracts through May 5, 2020. The weighted average price differential expressed in $/MMBtu represents the amount of reduction to NYMEX Henry Hub prices for the notional volumes expressed in MMBtud covered by the basis swap contracts.

Waha Differential Basis Swap Contracts
	Volume (MMBtud)	Weighted Average Price Differential ($/MMBtu)

2020
January 1, 2020 through April 30, 2020 (closed)	50,000	$1.40

In April 2020, EOG entered into Waha Differential basis swap contracts for the period from May 1, 2020 through December 31, 2020, with notional volumes of 50,000 MMBtud at a weighted average price differential of $0.43 per MMBtu. These contracts offset the remaining Waha Differential basis swap contracts for the same time period with notional volumes of 50,000 MMBtud at a weighted average price differential of $1.40 MMBtu. EOG expects to pay net cash of $11.9 million for the settlement of these contracts. The offsetting contracts were excluded from the above table.

Definitions
Bbld	Barrels per day
$/Bbl	Dollars per barrel
MMBtud	Million British thermal units per day
$/MMBtu	Dollars per million British thermal units
NYMEX	U.S. New York Mercantile Exchange
WTI	West Texas Intermediate

EOG RESOURCES, INC.
Direct After-Tax Rate of Return (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated recoverable reserves ("net" to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR
Based on Cash Flow and Time Value of Money
- Estimated future commodity prices and operating costs
- Costs incurred to drill, complete and equip a well, including facilities
Excludes Indirect Capital
- Gathering and Processing and other Midstream
- Land, Seismic, Geological and Geophysical

Payback ~12 Months on 100% Direct ATROR Wells
First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed
Based on GAAP Accrual Accounting
Includes All Indirect Capital and Growth Capital for Infrastructure
- Eagle Ford, Bakken, Permian Facilities
- Gathering and Processing
Includes Legacy Gas Capital and Capital from Mature Wells

EOG RESOURCES, INC.
Reconciliation of After-Tax Net Interest Expense, Adjusted Net Income,
Net Debt and Total Capitalization
Calculations of Return on Capital Employed and Return on Equity
(Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Net Income (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE and ROE calculations. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2019		2018		2017
Return on Capital Employed (ROCE) (Non-GAAP)
Net Interest Expense (GAAP)	$185		$245
Tax Benefit Imputed (based on 21%)	(39)		(51)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$146		$194

Net Income (GAAP) - (b)	$2,735		$3,419
Adjustments to Net Income, Net of Tax (See Accompanying Schedule)	158	(1)	(201)	(2)
Adjusted Net Income (Non-GAAP) - (c)	$2,893		$3,218

Total Stockholders' Equity - (d)	$21,641		$19,364		$16,283

Average Total Stockholders' Equity * - (e)	$20,503		$17,824

Current and Long-Term Debt (GAAP) - (f)	$5,175		$6,083		$6,387
Less: Cash	(2,028)		(1,556)		(834)
Net Debt (Non-GAAP) - (g)	$3,147		$4,527		$5,553

Total Capitalization (GAAP) - (d) + (f)	$26,816		$25,447		$22,670

Total Capitalization (Non-GAAP) - (d) + (g)	$24,788		$23,891		$21,836

Average Total Capitalization (Non-GAAP) * - (h)	$24,340		$22,864

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	11.8%		15.8%

ROCE (Non-GAAP Adjusted Net Income) - [(a) + (c)] / (h)	12.5%		14.9%

Return on Equity (ROE)

ROE (GAAP Net Income) - (b) / (e)	13.3%		19.2%

ROE (Non-GAAP Adjusted Net Income) - (c) / (e)	14.1%		18.1%

* Average for the current and immediately preceding year

Adjustments to Net Income (GAAP)

(1) See below schedule for detail of adjustments to Net Income (GAAP) in 2019:
		Year Ended December 31, 2019
		Before Tax	Income Tax Impact	After Tax
Adjustments:
Add:	Mark-to-Market Commodity Derivative Contracts Impact	$51	$(11)	$40
Add:	Impairments of Certain Assets	275	(60)	215
Less:	Net Gains on Asset Dispositions	(124)	27	(97)
Total		$202	$(44)	$158

(2) See below schedule for detail of adjustments to Net Income (GAAP) in 2018:
		Year Ended December 31, 2018
		Before Tax	Income Tax Impact	After Tax
Adjustments:
Add:	Mark-to-Market Commodity Derivative Contracts Impact	$(93)	$20	$(73)
Add:	Impairments of Certain Assets	153	(34)	119
Less:	Net Gains on Asset Dispositions	(175)	38	(137)
Less:	Tax Reform Impact	—	(110)	(110)
Total		$(115)	$(86)	$(201)

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2017	2016	2015	2014	2013
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$274	$282	$237	$201	$235
Tax Benefit Imputed (based on 35%)	(96)	(99)	(83)	(70)	(82)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$178	$183	$154	$131	$153

Net Income (Loss) (GAAP) - (b)	$2,583	$(1,097)	$(4,525)	$2,915	$2,197

Total Stockholders' Equity - (d)	$16,283	$13,982	$12,943	$17,713	$15,418

Average Total Stockholders' Equity* - (e)	$15,133	$13,463	$15,328	$16,566	$14,352

Current and Long-Term Debt (GAAP) - (f)	$6,387	$6,986	$6,655	$5,906	$5,909
Less: Cash	(834)	(1,600)	(719)	(2,087)	(1,318)
Net Debt (Non-GAAP) - (g)	$5,553	$5,386	$5,936	$3,819	$4,591

Total Capitalization (GAAP) - (d) + (f)	$22,670	$20,968	$19,598	$23,619	$21,327

Total Capitalization (Non-GAAP) - (d) + (g)	$21,836	$19,368	$18,879	$21,532	$20,009

Average Total Capitalization (Non-GAAP)* - (h)	$20,602	$19,124	$20,206	$20,771	$19,365

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	13.4%	-4.8%	-21.6%	14.7%	12.1%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	17.1%	-8.1%	-29.5%	17.6%	15.3%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2012	2011	2010	2009	2008
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$214	$210	$130	$101	$52
Tax Benefit Imputed (based on 35%)	(75)	(74)	(46)	(35)	(18)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$139	$136	$84	$66	$34

Net Income (Loss) (GAAP) - (b)	$570	$1,091	$161	$547	$2,437

Total Stockholders' Equity - (d)	$13,285	$12,641	$10,232	$9,998	$9,015

Average Total Stockholders' Equity* - (e)	$12,963	$11,437	$10,115	$9,507	$8,003

Current and Long-Term Debt (GAAP) - (f)	$6,312	$5,009	$5,223	$2,797	$1,897
Less: Cash	(876)	(616)	(789)	(686)	(331)
Net Debt (Non-GAAP) - (g)	$5,436	$4,393	$4,434	$2,111	$1,566

Total Capitalization (GAAP) - (d) + (f)	$19,597	$17,650	$15,455	$12,795	$10,912

Total Capitalization (Non-GAAP) - (d) + (g)	$18,721	$17,034	$14,666	$12,109	$10,581

Average Total Capitalization (Non-GAAP)* - (h)	$17,878	$15,850	$13,388	$11,345	$9,351

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	4.0%	7.7%	1.8%	5.4%	26.4%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	4.4%	9.5%	1.6%	5.8%	30.5%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2007	2006	2005	2004	2003
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$47	$43	$63	$63	$59
Tax Benefit Imputed (based on 35%)	(16)	(15)	(22)	(22)	(21)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$31	$28	$41	$41	$38

Net Income (Loss) (GAAP) - (b)	$1,090	$1,300	$1,260	$625	$430

Total Stockholders' Equity - (d)	$6,990	$5,600	$4,316	$2,945	$2,223

Average Total Stockholders' Equity* - (e)	$6,295	$4,958	$3,631	$2,584	$1,948

Current and Long-Term Debt (GAAP) - (f)	$1,185	$733	$985	$1,078	$1,109
Less: Cash	(54)	(218)	(644)	(21)	(4)
Net Debt (Non-GAAP) - (g)	$1,131	$515	$341	$1,057	$1,105

Total Capitalization (GAAP) - (d) + (f)	$8,175	$6,333	$5,301	$4,023	$3,332

Total Capitalization (Non-GAAP) - (d) + (g)	$8,121	$6,115	$4,657	$4,002	$3,328

Average Total Capitalization (Non-GAAP)* - (h)	$7,118	$5,386	$4,330	$3,665	$3,068

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	15.7%	24.7%	30.0%	18.2%	15.3%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	17.3%	26.2%	34.7%	24.2%	22.1%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Reconciliation of After-Tax Net Interest Expense, Net Debt and Total Capitalization Calculation of Return on Capital Employed (Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) (Non-GAAP) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2002	2001	2000	1999	1998
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$60	$45	$61	$62
Tax Benefit Imputed (based on 35%)	(21)	(16)	(21)	(22)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$39	$29	$40	$40

Net Income (Loss) (GAAP) - (b)	$87	$399	$397	$569

Total Stockholders' Equity - (d)	$1,672	$1,643	$1,381	$1,130	$1,280

Average Total Stockholders' Equity* - (e)	$1,658	$1,512	$1,256	$1,205

Current and Long-Term Debt (GAAP) - (f)	$1,145	$856	$859	$990	$1,143
Less: Cash	(10)	(3)	(20)	(25)	(6)
Net Debt (Non-GAAP) - (g)	$1,135	$853	$839	$965	$1,137

Total Capitalization (GAAP) - (d) + (f)	$2,817	$2,499	$2,240	$2,120	$2,423

Total Capitalization (Non-GAAP) - (d) + (g)	$2,807	$2,496	$2,220	$2,095	$2,417

Average Total Capitalization (Non-GAAP)* - (h)	$2,652	$2,358	$2,158	$2,256

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	4.8%	18.2%	20.2%	27.0%

Return on Equity (ROE) (GAAP)

ROE (GAAP Net Income) - (b) / (e)	5.2%	26.4%	31.6%	47.2%

* Average for the current and immediately preceding year

EOG RESOURCES, INC. Cash Operating Expenses per Barrell of Oil Equivalent (Boe) Unaudited; in thousands, except per Boe amounts)

	1st Quarter
	2020		2019

Cash Operating Expenses (GAAP)*
Lease and Well	$329,659		$336,291
Transportation Costs	208,296		176,522
General and Administrative	114,273		106,672
Cash Operating Expenses	652,228		619,485
Less: Non-GAAP Adjustments	—		—
Adjusted Cash Operating Expenses (Non-GAAP) - (a)	$652,228		$619,485

Volume - Thousand Barrels of Oil Equivalent - (b)	79,548		69,623

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - (a) / (b)	$8.20	(c)	$8.90	(d)

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - Percentage Decrease
1Q20 compared to 1Q19 - [(c) - (d)] / (d)	-8%

*Includes stock compensation expense and other non-cash items.

EOG RESOURCES, INC. Cash Operating Expenses per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31, 2019
	2019		2018		2017		2016		2015		2014
Cash Operating Expenses (GAAP)*
Lease and Well	$1,366,993		$1,282,678		$1,044,847		$927,452		$1,182,282		$1,416,413
Transportation Costs	758,300		746,876		740,352		764,106		849,319		972,176
General and Administrative	489,397		426,969		434,467		394,815		366,594		402,010
Cash Operating Expenses	2,614,690		2,456,523		2,219,666		2,086,373		2,398,195		2,790,599
Less: Legal Settlement - Early Leasehold Termination	—		—		(10,202)		—		(19,355)		—
Less: Voluntary Retirement Expense	—		—		—		(42,054)		—		—
Less: Acquisition Costs - Yates Transaction	—		—		—		(5,100)		—		—
Less: Joint Venture Transaction Costs	—		—		(3,056)		—		—		—
Less: Joint Interest Billings Deemed Uncollectible	—		—		(4,528)		—		—		—
Adjusted Cash Operating Expenses (Non-GAAP) - (a)	$2,614,690		$2,456,523		$2,201,880		$2,039,219		$2,378,840		$2,790,599

Volume - Thousand Barrels of Oil Equivalent - (b)	298,565		262,516		222,251		204,929		208,862		217,073

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - (a) / (b)	$8.76	(c)	$9.36	(d)	$9.91	(e)	$9.95	(f)	$11.39	(g)	$12.86	(h)

Adjusted Cash Operating Expenses Per Boe (Non-GAAP) - Percentage Decrease
2019 compared to 2018 - [(c) - (d)] / (d)	-6%
2019 compared to 2017 - [(c) - (e)] / (e)	-12%
2019 compared to 2016 - [(c) - (f)] / (f)	-12%
2019 compared to 2015 - [(c) - (g)] / (g)	-23%
2019 compared to 2014 - [(c) - (h)] / (h)	-32%

*Includes stock compensation expense and other non-cash items.

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

Three Months Ended
March 31, 2020

Volume - Thousand Barrels of Oil Equivalent - (a)	79,548

Crude Oil and Condensate	$2,065,498
Natural Gas Liquids	160,535
Natural Gas	209,764
Total Wellhead Revenues - (b)	$2,435,797

Operating Costs
Lease and Well	$329,659
Transportation Costs	208,296
Gathering and Processing Costs	128,482
General and Administrative	114,273
Taxes Other Than Income	157,360
Interest Expense, Net	44,690
Total Cash Operating Cost (excluding DD&A and Total Exploration Costs) - (c)	$982,760

Depreciation, Depletion and Amortization (DD&A)	1,000,060
Total Operating Cost (excluding Total Exploration Costs) - (d)	$1,982,820

Exploration Costs	$39,677
Dry Hole Costs	372
Impairments	1,572,935
Total Exploration Costs	1,612,984
Less: Certain Impairments (Non-GAAP)	(1,516,316)
Total Exploration Costs (Non-GAAP)	$96,668

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	$2,079,488

Composite Average Wellhead Revenue per Boe - (b) / (a)	$30.62

Total Cash Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (c) / (a)	$12.36

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	$18.26

Total Operating Cost per Boe (excluding Total Exploration Costs) - (d) / (a)	$24.93

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	$5.69

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	$26.15

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	$4.47

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2019	2018	2017

Volume - Thousand Barrels of Oil Equivalent - (a)	298,565	262,516	222,251

Crude Oil and Condensate	$9,612,532	$9,517,440	$6,256,396
Natural Gas Liquids	784,818	1,127,510	729,561
Natural Gas	1,184,095	1,301,537	921,934
Total Wellhead Revenues - (b)	$11,581,445	$11,946,487	$7,907,891

Operating Costs
Lease and Well	$1,366,993	$1,282,678	$1,044,847
Transportation Costs	758,300	746,876	740,352
Gathering and Processing Costs	479,102	436,973	148,775

General and Administrative	489,397	426,969	434,467
Less: Legal Settlement - Early Leasehold Termination	—	—	(10,202)
Less: Joint Venture Transaction Costs	—	—	(3,056)
Less: Joint Interest Billings Deemed Uncollectible	—	—	(4,528)
General and Administrative (Non-GAAP)	489,397	426,969	416,681

Taxes Other Than Income	800,164	772,481	544,662
Interest Expense, Net	185,129	245,052	274,372
Total Cash Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c)	$4,079,085	$3,911,029	$3,169,689

Depreciation, Depletion and Amortization (DD&A)	3,749,704	3,435,408	3,409,387
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (d)	$7,828,789	$7,346,437	$6,579,076

Exploration Costs	$139,881	$148,999	$145,342
Dry Hole Costs	28,001	5,405	4,609
Impairments	517,896	347,021	479,240
Total Exploration Costs	685,778	501,425	629,191
Less: Certain Impairments (Non-GAAP)	(274,974)	(152,671)	(261,452)
Total Exploration Costs (Non-GAAP)	$410,804	$348,754	$367,739

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	$8,239,593	$7,695,191	$6,946,815

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2019	2018	2017

Composite Average Wellhead Revenue per Boe - (b) / (a)	$38.79	$45.51	$35.58

Total Cash Operating Cost per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c) / (a)	$13.66	$14.90	$14.25

Composite Average Margin per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	$25.13	$30.61	$21.33

Total Operating Cost per Boe (Non-GAAP) (excluding Total Exploration Costs) - (d) / (a)	$26.22	$27.99	$29.59

Composite Average Margin per Boe (Non-GAAP) (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	$12.57	$17.52	$5.99

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	$27.60	$29.32	$31.24

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	$11.19	$16.19	$4.34

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2016	2015	2014

Volume - Thousand Barrels of Oil Equivalent - (a)	204,929	208,862	217,073

Crude Oil and Condensate	$4,317,341	$4,934,562	$9,742,480
Natural Gas Liquids	437,250	407,658	934,051
Natural Gas	742,152	1,061,038	1,916,386
Total Wellhead Revenues - (b)	$5,496,743	$6,403,258	$12,592,917

Operating Costs
Lease and Well	$927,452	$1,182,282	$1,416,413
Transportation Costs	764,106	849,319	972,176
Gathering and Processing Costs	122,901	146,156	145,800

General and Administrative	394,815	366,594	402,010
Less: Voluntary Retirement Expense	(42,054)	—	—
Less: Acquisition Costs	(5,100)	—	—
Less: Legal Settlement - Early Leasehold Termination	—	(19,355)	—
General and Administrative (Non-GAAP)	347,661	347,239	402,010

Taxes Other Than Income	349,710	421,744	757,564
Interest Expense, Net	281,681	237,393	201,458
Total Cash Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c)	$2,793,511	$3,184,133	$3,895,421

Depreciation, Depletion and Amortization (DD&A)	3,553,417	3,313,644	3,997,041
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (d)	$6,346,928	$6,497,777	$7,892,462

Exploration Costs	$124,953	$149,494	$184,388
Dry Hole Costs	10,657	14,746	48,490
Impairments	620,267	6,613,546	743,575
Total Exploration Costs	755,877	6,777,786	976,453
Less: Certain Impairments (Non-GAAP)	(320,617)	(6,307,593)	(824,312)
Total Exploration Costs (Non-GAAP)	$435,260	$470,193	$152,141

Total Operating Cost (Non-GAAP) (including Total Exploration Costs) - (e)	$6,782,188	$6,967,970	$8,044,603

EOG RESOURCES, INC. Cost per Barrel of Oil Equivalent (Boe) (Unaudited; in thousands, except per Boe amounts)

	Year Ended December 31,
	2016	2015	2014

Composite Average Wellhead Revenue per Boe - (b) / (a)	$26.82	$30.66	$58.01

Total Cash Operating Cost per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (c) / (a)	$13.64	$15.25	$17.95

Composite Average Margin per Boe (Non-GAAP) (excluding DD&A and Total Exploration Costs) - [(b) / (a) - (c) / (a)]	$13.18	$15.41	$40.06

Total Operating Cost per Boe (Non-GAAP) (excluding Total Exploration Costs) - (d) / (a)	$30.98	$31.11	$36.38

Composite Average Margin per Boe (Non-GAAP) (excluding Total Exploration Costs) - [(b) / (a) - (d) / (a)]	$(4.16)	$(0.45)	$21.63

Total Operating Cost per Boe (Non-GAAP) (including Total Exploration Costs) - (e) / (a)	$33.10	$33.36	$37.08

Composite Average Margin per Boe (Non-GAAP) (including Total Exploration Costs) - [(b) / (a) - (e) / (a)]	$(6.28)	$(2.70)	$20.93

EOG RESOURCES, INC. Second Quarter and Full Year 2020 Forecast and Benchmark Commodity Pricing

(a) Second Quarter and Full Year 2020 Forecast

The forecast items for the second quarter and full year 2020 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.

(b) Capital Expenditures

The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Exploration Costs, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs and any Non-Cash Transactions.

(c) Benchmark Commodity Pricing

EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

	Estimated Ranges (Unaudited)
	2Q 2020			Full Year 2020
Daily Sales Volumes
Crude Oil and Condensate Volumes (MBbld)
United States	300.0	-	320.0	376.0	-	402.0
Trinidad	0.2	-	0.6	0.5	-	0.7
Other International	0.0	-	0.2	0.0	-	0.2
Total	300.2	-	320.8	376.5	-	402.9

Natural Gas Liquids Volumes (MBbld)
Total	85.0	-	95.0	105.0	-	125.0

Natural Gas Volumes (MMcfd)
United States	870	-	930	950	-	1,050
Trinidad	160	-	180	170	-	190
Other International	20	-	30	20	-	30
Total	1,050	-	1,140	1,140	-	1,270

Crude Oil Equivalent Volumes (MBoed)
United States	530.0	-	570.0	639.3	-	702.0
Trinidad	26.9	-	30.6	28.8	-	32.4
Other International	3.3	-	5.2	3.3	-	5.2
Total	560.2	-	605.8	671.4	-	739.6

Capital Expenditures ($MM)	$600	-	$700	$3,300	-	$3,700

		Estimated Ranges (Unaudited)
		2Q 2020			Full Year 2020
Operating Costs
Unit Costs ($/Boe)
Lease and Well		$4.65	-	$5.15	$4.20	-	$4.80
Transportation Costs		$3.00	-	$3.40	$2.60	-	$3.20
Gathering and Processing		$2.15		$2.35	$1.80		$2.10
Depreciation, Depletion and Amortization		$12.10		$12.60	$11.85		$12.85
General and Administrative		$2.40	-	$2.50	$1.90	-	$2.10

Expenses ($MM)
Exploration and Dry Hole		$32	-	$42	$130	-	$170
Impairment		$75		$85	$300		$340
Capitalized Interest		$5	-	$9	$27	-	$33
Net Interest		$51	-	$55	$200	-	$205

Taxes Other Than Income (% of Wellhead Revenue)		9.0%	-	11.0%	7.0%	-	8.0%

Income Taxes
Effective Rate		19%	-	24%	17%	-	22%
Current Tax (Benefit) / Expense ($MM)		$(5)	-	$35	$(110)	-	$(70)

Pricing - (Refer to Benchmark Commodity Pricing in text)
Crude Oil and Condensate ($/Bbl)
Differentials
United States - above (below) WTI		$(7.75)	-	$(2.75)	$(0.40)	-	$1.60
Trinidad - above (below) WTI		$(12.00)	-	$(10.00)	$(12.00)	-	$(10.00)
Other International - above (below) WTI		$26.50	-	$32.50	$7.00	-	$12.00

Natural Gas Liquids
Realizations as % of WTI		38%	-	48%	30%	-	36%

Natural Gas ($/Mcf)
Differentials
United States - above (below) NYMEX Henry Hub		$(0.85)	-	$(0.45)	$(0.85)	-	$(0.25)

Realizations
Trinidad		$2.90	-	$3.50	$2.60	-	$3.30
Other International		$5.00	-	$5.50	$4.45	-	$5.45

Definitions
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MBoed	Thousand barrels of oil equivalent per day
MMcfd	Million cubic feet per day
NYMEX	U.S. New York Mercantile Exchange
WTI	West Texas Intermediate